Exhibit 99.1

For Immediate Release

MERIDIAN BIOSCIENCE REPORTS THIRD QUARTER FISCAL 2022 OPERATING RESULTS

CINCINNATI, OHIO August 5, 2022 (PRNewswire) — Meridian Bioscience, Inc. (NASDAQ: VIVO) today announced financial results for the third quarter ended June 30, 2022.

Third Quarter Fiscal 2022 Highlights (Comparison to Third Quarter Fiscal 2021):

•	Consolidated net revenues totaled $67.8 million, an increase of 7% year-over-year

•	Diagnostics segment net revenues increased 36% year-over-year to a record $42.4 million

•	Life Science segment delivered net revenues of $25.4 million, a decrease of 22%

Third Quarter Fiscal 2022 Results (Comparison to Third Quarter Fiscal 2021)

Consolidated net revenues for the third quarter of fiscal 2022 were $67.8 million, up 7% from $63.5 million in last year’s third quarter. Diagnostics segment net revenues were up 36% year-over-year, while Life Science segment net revenues were 22% lower year-over-year. Our Diagnostics segment’s net revenues from molecular products increased 11% compared to the prior year third quarter, and net revenues from non-molecular assay products increased 40%. Key contributors to the non-molecular assay year-over-year increase include the addition of the BreathTek® product line acquired in July 2021 and the increase in sales of LeadCare® products that were not shipping for a portion of the third quarter of fiscal 2021 due to a product recall. The Life Science segment experienced a significant shift in net revenues product mix from molecular reagents (62% decrease) to immunological reagents (48% increase), driven by lower overall demand in fiscal 2022 relative to the strong molecular test demand experienced in fiscal 2021 driven largely by COVID-19 testing.

Reported consolidated operating loss for the third quarter of fiscal 2022 was $6.7 million compared to operating income of $15.7 million in the third quarter of fiscal 2021. The consolidated operating loss was primarily driven by a $10 million estimated expense recorded in the third quarter related to the possible settlement of the previously disclosed and ongoing U.S. Department of Justice legal matter. Operating expenses also included: (i) increased selling and marketing costs in both the Diagnostics and Life Science segments, due, in part, to filling certain open positions and easing of COVID-19 related travel and meeting restrictions; (ii) increased general and administrative costs due, in part, to increased intangible asset amortization resulting from the acquisition of the BreathTek® business in July 2021; (iii) higher acquisition and transaction related expenses in connection with the recently signed definitive merger agreement discussed below; and (iv) the effect of the fiscal 2021 third quarter upward adjustment to the contingent consideration related to the fiscal 2019 acquisition of GenePOC Inc. On an adjusted basis, consolidated operating income was $9.4 million, reflecting a margin of 14%, down from the prior year quarter’s $12.9 million and 20% margin (see non-GAAP financial measure reconciliation below). This year-over-year decrease was driven primarily by the decreased level of net revenues and gross margins within the Life Science segment, which resulted from the overall decline in COVID-19 related net revenues and the significant shift in product mix mentioned above.

Jack Kenny, Chief Executive Officer, commented, “The Diagnostics segment continues to perform well, delivering a third quarter with record net revenues of $42.4 million. As expected, Life Science segment net revenues declined, with reduced demand for COVID-19 related products.”

Financial Condition

At June 30, 2022, cash and cash equivalents were $83.5 million and the Company had $175.0 million of available borrowing capacity under its $200.0 million commercial bank credit facility. The Company’s obligations under the facility totaled $25.0 million as of June 30, 2022.

Fiscal 2022 Guidance & Conference Call

As announced on July 7, 2022, the Company entered into a definitive merger agreement whereby a newly formed affiliate vehicle of a Consortium, consisting of SD Biosensor, Inc. (“SDB”) (KOSE: A137310) and SJL Partners LLC (“SJL”) (collectively, the “Consortium”), will acquire Meridian. The transaction is expected to close in the fourth calendar quarter of 2022, subject to approval by Meridian shareholders, receipt of required regulatory approvals, the absence of specified material adverse outcomes of the Company’s previously disclosed and ongoing investigation by the U.S. Department of Justice, and other customary closing conditions.

Due to the pending transaction, Meridian will no longer hold conference calls to discuss its quarterly financial results and withdraws its previously issued financial guidance for fiscal year 2022, last updated on May 6, 2022.

INTERIM UNAUDITED OPERATING RESULTS

(In Thousands, Except per Share Data)

The following table sets forth the unaudited comparative results of Meridian on a U.S. generally accepted accounting principles (“GAAP”) basis for the following interim periods:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net revenues	$67,771	$63,511	$267,343	$241,692
Cost of sales	31,043	26,400	112,979	85,261

Gross profit	36,728	37,111	154,364	156,431

Operating expenses
Research and development	6,043	6,083	17,928	17,799
Selling and marketing	8,178	6,209	23,433	19,770
General and administrative	13,149	11,964	46,364	36,827
Acquisition and transaction related costs	4,227	300	4,295	300
Litigation and select legal costs	11,812	438	12,601	2,695
Change in fair value of acquisition consideration	—	(3,563)	—	(5,505)

Total operating expenses	43,409	21,431	104,621	71,886

Operating income (loss)	(6,681)	15,680	49,743	84,545
Other income (expense), net	79	(385)	(59)	(1,950)

Earnings (loss) before income taxes	(6,602)	15,295	49,684	82,595
Income tax provision	736	3,626	12,930	17,845

Net earnings (loss)	$(7,338)	$11,669	$36,754	$64,750

Net earnings (loss) per basic common share	$(0.17)	$0.27	$0.84	$1.50
Basic common shares outstanding	43,586	43,334	43,526	43,226

Net earnings (loss) per diluted common share	$(0.16)	$0.26	$0.83	$1.47
Diluted common shares outstanding	44,474	44,097	44,230	44,006

Adjusted Financial Measures (in thousands, except per share data)

(see non-GAAP financial measure reconciliation below)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Adjusted operating income	$9,358	$12,855	$66,639	$82,035
Adjusted net earnings	7,197	9,547	51,933	62,865
Adjusted net earnings per diluted common share	$0.16	$0.22	$1.17	$1.43

Condensed Consolidated Balance Sheet Data (in thousands)

	June 30,	September 30,
	2022	2021
Cash and cash equivalents	$83,487	$49,771
Working capital	152,122	145,650
Long-term debt	25,000	60,000
Shareholders’ equity	365,547	328,302
Total assets	465,928	449,722

Segment Data

The following table sets forth the unaudited net revenues and segment data for the following interim periods (in thousands):

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net Revenues - By Product Platform/Type
Diagnostics
Molecular assays	$4,876	$4,383	$14,039	$13,368
Non-molecular assays	37,533	26,806	102,677	80,091

Total Diagnostics	42,409	31,189	116,716	93,459

Life Science
Molecular reagents	7,743	20,385	79,531	104,016
Immunological reagents	17,619	11,937	71,096	44,217

Total Life Science	25,362	32,322	150,627	148,233

Total Net Revenues	$67,771	$63,511	$267,343	$241,692

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net Revenues - By Disease State/Geography
Diagnostics
Gastrointestinal assays	$22,715	$17,844	$64,704	$48,962
Respiratory illness assays	5,488	3,742	21,359	12,233
Blood chemistry assays	6,431	4,254	9,762	13,006
Other	7,775	5,349	20,891	19,258

Total Diagnostics	42,409	31,189	116,716	93,459

Life Science
Americas	7,314	7,419	25,833	39,661
EMEA	8,200	15,723	70,188	70,084
ROW	9,848	9,180	54,606	38,488

Total Life Science	25,362	32,322	150,627	148,233

Total Net Revenues	$67,771	$63,511	$267,343	$241,692

OPERATING INCOME (LOSS)
Diagnostics	$3,278	$2,717	$3,104	$4,400
Life Science	9,088	16,078	75,976	91,832
Corporate	(19,084)	(3,154)	(29,407)	(11,754)
Eliminations	37	39	70	67

Total Operating Income (Loss)	$(6,681)	$15,680	$49,743	$84,545

Geographic Regions Americas = North and Latin America EMEA = Europe, Middle East and Africa ROW = Rest of World

NON-GAAP FINANCIAL MEASURES

In this press release, we have supplemented our reported GAAP financial information with information on operating expenses, operating income (loss), operating margin, net earnings (loss), basic net earnings (loss) per share and diluted net earnings (loss) per share, each on an adjusted basis excluding the effects of acquisition and transaction related costs, litigation and select legal costs, and changes in fair value of acquisition consideration, each of which is a non-GAAP measure. We have provided in the tables below reconciliations to the operating expenses, operating income, net earnings, basic net earnings per share and diluted net earnings per share amounts reported under GAAP for the three and nine months ended June 30, 2022 and 2021.

We believe this information is useful to an investor in evaluating our performance because:

1.	These measures help investors to more meaningfully evaluate and compare the results of operations from period to period by removing the impacts of these non-routine items; and

2.

These measures are used by our management for various purposes, including evaluating performance against incentive bonus achievement targets, comparing performance from period to period in presentations to our board of directors, and as a basis for strategic planning and forecasting.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, the non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations, in that they do not reflect all amounts associated with our results as determined in accordance with GAAP. Therefore, these measures should only be used to evaluate our results in conjunction with corresponding GAAP measures.

THIRD QUARTER AND NINE MONTH YEAR-TO-DATE

GAAP TO NON-GAAP RECONCILIATION TABLES

(In Thousands, Except per Share Data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Operating Expenses -
GAAP basis	$43,409	$21,431	$104,621	$71,886
Acquisition and transaction related costs	(4,227)	(300)	(4,295)	(300)
Litigation and select legal costs	(11,812)	(438)	(12,601)	(2,695)
Change in fair value of acquisition consideration	—	3,563	—	5,505

Adjusted Operating Expenses	$27,370	$24,256	$87,725	$74,396

Operating Income (Loss) -
GAAP basis	$(6,681)	$15,680	$49,743	$84,545
Acquisition and transaction related costs	4,227	300	4,295	300
Litigation and select legal costs	11,812	438	12,601	2,695
Change in fair value of acquisition consideration	—	(3,563)	—	(5,505)

Adjusted Operating Income	$9,358	$12,855	$66,639	$82,035

Net Earnings (Loss) -
GAAP basis	$(7,338)	$11,669	$36,754	$64,750
Acquisition and transaction related costs *	3,174	225	3,226	225
Litigation and select legal costs *	11,361	329	11,953	2,024
Change in fair value of acquisition consideration *	—	(2,676)	—	(4,134)

Adjusted Net Earnings	$7,197	$9,547	$51,933	$62,865

Basic Earnings (Loss) per Common Share -
GAAP basis	$(0.17)	$0.27	$0.84	$1.50
Acquisition and transaction related costs	0.07	0.01	0.07	0.01
Litigation and select legal costs	0.26	0.01	0.27	0.05
Change in fair value of acquisition consideration	—	(0.06)	—	(0.10)

Adjusted Basic EPS **	$0.17	$0.22	$1.19	$1.45

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Diluted Earnings (Loss) per Common Share -
GAAP basis	$(0.16)	$0.26	$0.83	$1.47
Acquisition and transaction related costs	0.07	0.01	0.07	0.01
Litigation and select legal costs	0.26	0.01	0.27	0.05
Change in fair value of acquisition consideration	—	(0.06)	—	(0.09)

Adjusted Diluted EPS ***	$0.16	$0.22	$1.17	$1.43

*	Net of tax, as applicable.
**	Three and nine months ended June 30, 2022 and three and nine months ended June 30, 2021 do not sum to total due to rounding.
***	Three months ended June 30, 2022 and nine months ended June 30, 2021 do not sum to total due to rounding.

FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements accompanied by meaningful cautionary statements. Except for historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, which may be identified by words such as “continues”, “estimates”, “anticipates”, “projects”, “plans”, “seeks”, “may”, “will”, “expects”, “intends”, “believes”, “signals”, “should”, “can”, “guidance” and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Meridian Bioscience, Inc. (“Meridian” or “the Company”) expects or anticipates will occur in the future, including, but not limited to, statements relating to per share diluted net earnings, sales, product demand, net revenues, operating margin, other guidance and the impact of COVID-19 on its business and prospects, are forward-looking statements. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made. Specifically, Meridian’s forward-looking statements are, and will be, based on management’s then-current views and assumptions regarding future events and operating performance. Meridian assumes no obligation to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation, the following:

Meridian’s operating results, financial condition and continued growth depends, in part, on its ability to introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by Meridian’s competition, its ability to effectively sell such products and its ability to successfully expand and effectively manage increased sales and marketing operations. While Meridian has introduced a number of internally developed products and acquired products, there can be no assurance that it will be successful in the future in introducing such products on a timely basis or in protecting its intellectual property, and unexpected or costly manufacturing costs associated with its introduction of new products or acquired products could cause actual results to differ from expectations. Meridian relies on proprietary, patented and licensed technologies. As such, the Company’s ability to protect its intellectual property rights, as well as the potential for intellectual property litigation, would impact its results. Ongoing consolidations of reference laboratories and formation of multi-hospital alliances may cause adverse changes to pricing and distribution. Recessionary pressures on the economy and the markets in which the Company’s customers operate, as well as adverse trends in buying patterns from customers, can change expected results. Costs and difficulties in complying with laws and regulations, including those administered by the United States Food and Drug Administration, and in complying with the ongoing investigation of the Department of Justice described in Meridian’s reports filed with the SEC, can result in unanticipated expenses and delays and interruptions to the sale of new and existing products, as can the uncertainty of regulatory approvals and the regulatory process. The international scope of Meridian’s operations, including changes in the relative strength or weakness of the U.S. dollar and general economic conditions in foreign countries, can impact results and make them difficult to predict. One of Meridian’s growth strategies is the acquisition of companies and product lines. There can be no assurance that additional acquisitions will be consummated or that, if consummated, will be successful and that the acquired businesses will be successfully integrated into Meridian’s operations. There may be risks that acquisitions may disrupt operations and may pose potential difficulties in employee retention, and there may be additional risks with respect to Meridian’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings or the failure of acquisitions to achieve their plans and objectives. Meridian cannot predict the outcome of future goodwill impairment testing and the impact of possible goodwill impairments on Meridian’s earnings and financial results. Meridian cannot predict the possible impact of any modification or repeal of any of the provisions of current U.S. health care legislation, and any similar initiatives in other countries on Meridian’s results of operations. Efforts to reduce the U.S. federal deficit, breaches of Meridian’s information technology systems, trade wars, increased tariffs, and natural disasters and other events could have a materially adverse effect on Meridian’s results of operations and net revenues. The Company can make no assurances that a material weakness in its internal control over financial reporting will not be identified in the future, which if identified and not properly corrected, could materially and adversely affect its operations and result in material misstatements in its consolidated financial statements. Meridian also is subject to risks and uncertainties related to the proposed acquisition by SD Biosensor, Inc., as well as disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as COVID-19, including, without limitation, related supply chain interruptions. In addition to the factors described in this paragraph, as well as those factors identified from time to time in the Company’s filings with the Securities and Exchange Commission, Part I, Item 1A Risk Factors of the Company’s most recent Annual Report on Form 10-K contains a list and description of uncertainties, risks and other matters that may affect the Company. Readers should carefully review these forward-looking statements and risk factors, and not place undue reliance on the Company’s forward-looking statements.

About Meridian Bioscience, Inc.

Meridian is a fully integrated life science company that develops, manufactures, markets and distributes a broad range of innovative diagnostic products. We are dedicated to developing and delivering better solutions that give answers with speed, accuracy and simplicity that are redefining the possibilities of life from discovery to diagnosis. Through discovery and development, we provide critical life science raw materials used in immunological and molecular tests for human, animal, plant, and environmental applications. Through diagnosis, we provide diagnostic solutions in areas including gastrointestinal and upper respiratory infections and blood lead level testing. We build relationships and provide solutions to hospitals, reference laboratories, research centers, veterinary testing centers, physician offices, diagnostics manufacturers, and biotech companies in more than 70 countries around the world.

Meridian’s shares are traded on the NASDAQ Global Select Market, symbol VIVO. Meridian’s website address is www.meridianbioscience.com.

Contact:

Charlie Wood

Vice President – Investor Relations

Meridian Bioscience, Inc.

Phone: +1 513.271.3700

Email: mbi@meridianbioscience.com

###